Exhibit 99.2

INTERCLOUD SYSTEMS, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED
FINANCIAL INFORMATION

The following unaudited pro forma combined condensed balance sheet as of December 31, 2013, and the unaudited pro forma combined condensed results of operations for the year ended December 31, 2013, are derived from the combined historical financial statements of InterCloud Systems, Inc. (the “Company or “Intercloud”) and IPC, and have been prepared to give effect to the acquisition of by the Company and IPC as of January 1, 2013.  The unaudited pro forma combined statements of operations are presented as if the acquisition of IPC by InterCloud had occurred on January 1, 2013.

The historical profit and loss accounts of each of these entities have been prepared in accordance with generally accepted accounting principles in the United States (US GAAP). The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the transactions have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification 805, and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon the preliminary estimate of fair values, using the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information. Pro forma adjustments reflect those adjustments which are factually determined and also include the impact of contingencies that will not be finally determined until the resolution of the contingency.

The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and do not purport to reflect the results the combined company may achieve in future periods or the historical result that would have been obtained.  The data is not indicative of the operating results or financial position that would have occurred if the transactions had been consummated as of January 1, 2013.  Since the entities were not under common control or management for any period presented, the unaudited pro forma condensed combined condensed financial results may not be comparable to, or indicative of, future performance.

These unaudited pro forma condensed combined financial statements, including the notes hereto, should be read in conjunction with (i) the historical consolidated financial statements for the Company included in its Form 10-K filed on April 8, 2014, and (ii) the historical financial statements of IPC incorporated by reference in this Form 8-K, as amended.

InterCloud Systems, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheets
As of December 31, 2013

	InterCloud Systems, Inc.	Historical Integration Partners NY-Corporation	Pro Forma Adjustments (Note 4)		Pro Forma Combined
ASSETS

Current assets;
Cash and cash equivalents	$17,866,532	$1,269,625	(13,451,341	)(a)	$5,684,816
Accounts receivable, net	7,821,942	4,369,242	-		12,191,184
Inventory		42,424	-		42,424
Deferred loan costs	1,528,241	-	-		1,528,241
Loans receivable	285,954	-	-		285,954
Due from related party	-	23,883	-		23,883
Other current assets	804,618	465,937	-		1,270,555
Total current assets	28,307,287	6,171,111	(13,451,341)		21,027,057

Property & equipment, net	362,227	21,600	-		383,827
Goodwill	17,070,329	-	13,328,840	(d)	30,399,169
Intangible assets, net	12,775,917	-	11,513,000	(c)	24,288,917
Deferred loan costs, net of current portion	1,502,152	-	-		1,502,152
Other assets	672,144	55,931	-		728,075

Total assets	$60,690,056	$6,248,642	$11,390,499		$78,329,197

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Current liabilities:
Accounts payable and accrued expenses	$8,880,512	$4,569,883	$-		$13,450,395
Deferred revenue	50,505	780,902	(195,226	)(e)	636,181
Income taxes payable	430,417	-	-		430,417
Bank debt, current portion	318,050	-	-		318,050
Notes, related parties	4,030,607	-	-		4,030,607
Notes, acquisitions	508,093	-	6,254,873	(h)	6,762,966
Contingent consideration	4,513,937	-	-		4,513,937
Term loans, current portion, net of debt discount	5,380,185	-	-		5,380,185

Total current liabilities	24,112,306	5,350,785	6,059,647		35,522,738

Other liabilities:
Bank debt, net of current portion	123,744	-	-		123,744
Notes payable, related parties, net of current portion	105,694	-	-		105,694
Deferred tax liability	1,522,516	-	4,498,000	(f)	6,020,516
Term loans payable, net of current portion, net of debt discount	15,009,498	-	-		15,009,498
Long term contingent consideration	1,614,882	-	-		1,614,882
Deferred revenue	-	378,497	(94,624	)(e)	283,873
Derivative financial instruments at estimated fair value	19,877,723	-	-		19,877,723
Total long-term liabilities	38,254,057	378,497	4,403,376		43,035,930

Total liabilities	62,366,363	5,729,282	10,463,023		78,558,668

Stockholders' equity (deficit)
Common stock	856	20	(10	)(b, g)	866
Common stock warrants, no par	2,805	-			2,805
Additional paid in capital	36,020,424	-	1,446,826	(g)	37,467,250
Accumulated (deficit) earnings	(37,943,341)	519,340	(519,340	)(b, g)	(37,943,341)

Total stockholders' equity (deficit)	(1,919,256)	519,360	927,476		(472,420)

Non-controlling interest	242,949	-	-		242,949
Total stockholder's equity (deficit)	(1,676,307)	519,360	927,476		(229,471)

Total liabilities, non-controlling interest and stockholders' equity	$60,690,056	$6,248,642	$11,390,499		$78,329,197

InterCloud Systems, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2013

	InterCloud	Pre-Acquisition Results	Pro Forma Adjustments	Pro Forma	Integration Partners -	Pro Forma Adjustments		Pro Forma
	Systems	AW Solutions	(Note 4)	Combined	NY Corporation	(Note 4)		Combined
Revenues	$51,407,544	$3,196,388	$-	$54,603,932	$26,679,220	$-		$81,283,152
Cost of revenue	37,280,044	2,034,646	-	39,314,690	19,787,273	-		59,101,963
Gross profit	14,127,500	1,161,742	-	15,289,242	6,891,947	-		22,181,189

Operating expenses:
Depreciation and amortization	1,120,404	12,500	134,682 (l)	1,267,586	23,676	818,000	(i)	2,109,262
Salaries and wages	8,341,011	136,793	-	8,477,804	-	-		8,477,804
General and administrative	7,875,723	436,968	-	8,312,691	4,489,276	(92,000	)(j)	12,709,967
Change in fair value and loss of contingent consideration	3,131,130	-	-	3,131,130	-	-		3,131,130
Total operating expenses	20,468,268	586,261	134,682	21,189,211	4,512,952	726,000		26,428,163
Income (loss) from operations	(6,340,768)	575,481	(134,682)	(5,899,969)	2,378,995	(726,000)		(4,246,974)

Other income (expenses):
Change in fair value of derivative instrumentss	(14,156,361)	-	-	(14,156,361)	-	-		(14,156,361)
Interest expense	(5,574,228)	(920)	-	(5,575,148)	-	(500,930	)(k)	(6,076,078)
Equity loss attributable to affiliate	-	-	-	-	-	-		-
Net gain on deconsolidation of subsidiary and write-off of related investment in subsdiary	-	-	-	-	-	-		-
Commission income	1,823,838	-	-	1,823,838	-	-		1,823,838
Loss on extinguishment of debt	(992,000)	-	-	(992,000)	-	-		(992,000)
Other income	(176,000)	-	-	(176,000)	-	-		(176,000)
Total other expense	(19,074,751)	(920)	-	(19,075,671)	-	(500,930)		(19,576,601)

(Loss) income from continuing operations before benefit for income taxes	(25,415,519)	574,561	(134,682)	(24,975,640)	2,378,995	(1,226,930)		(23,823,575)

Provision (benefit) for income taxes	(587,662)	18,192	153,361 (n)	(416,109)	-	449,305	(o)	33,196
Net income (loss) from continuing operations	(24,827,857)	556,369	(288,043)	(24,559,531)	2,378,995	(1,676,235)		(23,856,771)

Net income attributable to non-controlling interest	76,169	-	-	76,169	-	-		76,169
Net (loss) income attributable to InterCloud Systems, Inc	(24,904,026)	556,369	(288,043)	(24,635,700)	2,378,995	(1,676,235)		(23,932,940)

Less dividends on preferred stock	(1,084,314)	-	-	(1,084,314)	-	-		(1,084,314)
Net loss (income) attributable to InterCloud Systems, Inc common stock holders	$(25,988,340)	$556,369	$(288,043)	$(25,720,014)	$2,378,995	$(1,676,235)		$(25,017,254)

Basic and diluted (loss) per share attributable to InterCloud Systems, Inc. common stockholders:
Net loss per share	$(8.02)							$(7.35)

Basic and diluted weighted average number of common shares outstanding	3,240,230		58,609 (m)	3,298,839		104,528	(m)	3,403,367

INTERCLOUD SYSTEMS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS

1.      Description of Transactions

Acquisitions and related adjustments

Since January 1, 2013, the Company has completed the following acquisitions:

•
AW Solutions, Inc. (AW Solutions). In April 2013, the Company acquired AW Solutions, a professional, multi-service line, telecommunications infrastructure company that provides outsourced services to the wireless and wireline industry.  AW Solution’s services include network systems design, architectural and engineering services, program management and other technical services.  The acquisition of AW Solutions broadened the Company's suite of services and added new customers to which the Company can cross-sell its other services.

•
Integration Partners Corporation - NY (IPC). In January 2014, the Company acquired IPC, a managed service provider that consults, designs, builds, implements and services IT networks for enterprise and service provider networks.

2.      Basis of Presentation

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the transactions, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results.  This historical information includes the following:

Balance Sheet as of December 31, 2013

The unaudited pro forma condensed combined balance sheet of the Company as of December 31, 2013 includes historical information related to the acquisition of IPC as if the transaction occurred on December 31, 2013.

Statement of Operations for the Year Ended December 31, 2013

The unaudited pro forma condensed combined statement of operations of the Company for the year ended December 31, 2013 includes historical information related to the acquisitions of AW Solutions and IPC, as if the transactions occurred as of January 1, 2013.

IPC Transaction

At this time, the Company has not performed detailed valuation analyses to determine the fair values of the IPC assets and liabilities.  Accordingly, the pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and the liabilities assumed and have been prepared to illustrate the estimated effect of the transaction and certain other adjustments. The final determination of the purchase price allocation will be based on the fair values of assets acquired and liabilities assumed as of January 1, 2014, the date of the transaction, and will be reflected in the Company's financial statements when determined. Accordingly, once the necessary valuation analyses have been performed and the final purchase price allocation has been completed, actual results may differ materially from the information presented in this unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information of the Company, having acquired all of the outstanding shares of IPC, has been prepared on the basis of assumptions relating to the IPC Purchase Agreement.

3.      Consideration Transferred and Purchase Price Allocation

Effective as of January 1, 2014, the Company consummated the acquisition of all of the outstanding capital stock of IPC for the following consideration:

Cash	$13,451,341
Common stock fair value	1,446,836
Convertible note	6,254,873
Total consideration	$21,153,050

Common stock issued	104,528

Common stock par value	$10
Total stock consideration	$1,446,826

A summary of the preliminary purchase price allocation is as follows.

Current assets	$6,171,111
Goodwill	13,328,840
Intangible assets
Customer relationships	6,630,000
Tradenames	4,418,000
Non-competes	465,000
Property and equipment	21,600
Other assets	55,931
Current liabilities	(4,569,883)
Deferred Revenue	(780,902)
Adjustment to current portion of deferred revenue to reflect fair value	195,226
Deferred revenue, net of current portion	(378,497)
Adjustment to deferred revenue, net of current portion, to reflect fair value	94,624
Long term deferred tax liability	(4,498,000)

Total allocation of consideration	$21,153,050

The amounts assigned to IPC’s identifiable tangible and intangible assets are based on their respective estimated fair values determined as of the acquisition date of January 1, 2014. The excess of the purchase consideration over the tangible and identifiable intangible assets was recorded as goodwill in the amount of approximately $13,328,840. In accordance with current accounting standards, the goodwill is not being amortized and will be tested for impairment as required by ASC 350. The goodwill is not deductible for tax purposes.

4.      Adjustments

Adjustments related to the IPC acquisition included in the Pro Forma Condensed Combined Balance Sheet as of December 31, 2013 and Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2013, are as follows:

(a)	To record $13,451,341 cash to be paid at closing for the acquisition. The cash consideration includes $941,594 that was placed in escrow for 12 months.
(b)	Represents the elimination of the equity of the acquired entity.
(c)	To reflect the estimated fair value of identifiable intangible assets, including customer lists of $6,630,000, non-compete agreements of $465,000 and trade names of $4,418,000.
(d)	To reflect goodwill of $13,328,840.
(e)	To record an adjustment to deferred revenue to reflect fair value.
(f)	To record a deferred tax liability of $4,498,000 for acquired intangible assets of $11,513,000 at an assumed tax rate of 39%.
(g)
To record the fair value of common stock issued as consideration at the closing, $1,446,836.  The shares were issued at a price of $16.99 per share and $10.00 per share, resulting in 104,528 shares issued as consideration.  The common stock par value was $10 and the additional paid in capital issued was $1,446,826.

(h)	To record the issuance of a convertible note payable as part of the consideration in the principal amount of $6,254,873.
(i)
Adjustment to record amortization expense for the identifiable intangible assets of approximately $818,000 for the period of January 1, 2013 through December 31, 2013, as if the acquisition had occurred on January 1, 2013.  The weighted average useful life on the identifiable intangible assets acquired is approximately 9.33 years.  The identifiable assets are amortized to depreciation and amortization expense using the straight line method, which approximates the estimated life.

(j)	To record the costs related to the IPC acquisition of $92,000 in 2013, which were one time in nature.

(k)	To record the incremental costs of the interest on the note issued in connection with the acquisition of $500,930 in the year ended December 31, 2013.

AW Solutions

(l)
Adjustment to record amortization expense of $134,682 for the identifiable intangible assets of approximately $3,752,000 for the period of January 1, 2013 through April 15, 2013, as if the acquisition had occurred on January 1, 2013.  The weighted average useful life on the identifiable intangible assets acquired is approximately 9.31 years.  The identifiable assets are amortized to depreciation and amortization expense using the straight line method, which approximates the estimated life.

Pro forma Shares

(m)
The pro forma shares included in the calculation of the weighted average number of common shares outstanding required to calculate basic loss per share assumes the following as of the first day of the period:

The issuance of an aggregate of 104,528 shares of common stock in connection with the acquisition of IPC.

The calculation of the basic weighted average number of common shares outstanding for the year ended December 31, 2013 is as follows:

For the year ended
December 31, 2013
Weighted average common shares outstanding as of December 31, 2013	3,240,230
Shares issued with the AW Solutions acquisition adjusted to January 1, 2013	58,609
Shares issued with the IPC acquisition as of January 1, 2013	104,528

Pro forma weighted average common shares outstanding	3,403,367

Income Tax Effect of Acquisitions

The following table shows the income tax effect for the year ended December 31, 2013 for the completed acquisition of AW Solutions in April 2013, as if such acquisition had occurred on January 1, 2013.

	AW Solutions	Pro forma Adjustments	Total
Income before provision for income taxes	$574,561	$(134,682)	$439,879

Income tax provision at 39% statutory rate	224,079	(52,526)	171,553

Income tax provision recorded on historical financials	18,192	-	18,192

Pro forma income tax provision	$205,887	$(52,526)	$153,361

(n)
To record an adjustment for income taxes for the year ended December 31, 2013 for the acquisition of AW Solutions completed in April 2013.  AW Solutions had pro forma income before income taxes of $439,879 prior to the date of acquisition.  This would have resulted in an income tax provision of $171,553, for which AW Solutions had recorded a provision for income taxes of $18,192, which resulted in a pro forma tax amount of $153,361. The Company's net operating loss carry forward may be sufficient to offset the taxable income of AW Solutions in future periods.

The following table shows the income tax effect for the year ended December 31, 2013 for the completed acquisition of IPC in January 2014, as if such acquisition had occurred on January 1, 2013.

		Pro forma
	IPC	Adjustments	Total
Income before provision for income taxes	$2,378,995	$(1,226,930)	$1,152,065

Pro forma income tax provision at 39% statutory rate	$927,808	$(478,503)	$449,305

(o)
To record an adjustment for income taxes for the year ended December 31, 2013 for the acquisition of IPC completed in January 2014.  IPC had pro forma adjusted income before income taxes of $1,152,065. This would have resulted in an income tax provision of $449,305.  The Company's net operating loss carry forward may be sufficient to offset the taxable income of IPC in future periods.